UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) previously adopted an amendment and restatement of the Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan (the “Restated Plan”), subject to approval by the Company’s stockholders. Among other things, the Restated Plan reflects amendments to (i) increase the number of shares of the Company’s common stock available for award grants under the Restated Plan by 11,500,000 shares; (ii) increase the ratio in respect of which any “full-value awards” (such as restricted stock units) will count against the share limit of the Restated Plan from 1.35 to 1.72 shares for every one share actually issued in connection with the award; (iii) extend the Company’s authority to grant awards under the Restated Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the Company’s 2017 annual meeting of stockholders; (iv) to approve the performance criteria listed in Section 5.2.2 of the Restated Plan for use in connection with such performance-based awards and (v) to extend the expiration date of the Restated Plan to August 6, 2022. According to the results from the Company’s annual meeting of stockholders held on November 8, 2012, the Company’s stockholders have approved the Restated Plan.

The following summary of the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

The Board or one or more committees appointed by the Board administers the Restated Plan. The Board has delegated general administrative authority for the Restated Plan to the Compensation Committee of the Board. The administrator of the Restated Plan has broad authority under the plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Restated Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Restated Plan equals the sum of: (1) 48,835,048 shares, plus (2) the number of any shares subject to stock options granted and outstanding as of November 8, 2012 under the Company’s Employee Stock Option Plan, Stock Option Plan for Non-Employee Directors or Broad-Based Stock Incentive Plan which expire, or for any reason are cancelled or terminated, after that date without being exercised.

Shares issued in respect of any “full-value award” granted under the Restated Plan will be counted against the share limit described in the preceding paragraph as 1.72 shares for every one share actually issued in connection with the award. For example, if a stock bonus of 100 shares of the Company’s common stock were granted under the Restated Plan, 172 shares would be charged against the share limit with respect to that stock bonus award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Restated Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Restated Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the Restated Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award will be counted against the share limits of the Restated Plan. To the extent that shares are delivered pursuant to the exercise of a stock option or stock appreciation right, the number of underlying shares as to which the exercise related shall be counted against the share limits of the Restated Plan, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Restated Plan will again be available for subsequent awards under the Restated Plan.

The types of awards that may be granted under the Restated Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Restated Plan and any outstanding awards, as well as the exercise or purchase price of awards, and the performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As indicated above, the annual meeting of stockholders of the Company was held on November 8, 2012. Results of the voting at the meeting are set forth below.

Election of Directors. The stockholders elected the following twelve directors to hold office until the next annual meeting and until their successors are elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Kathleen A. Cote	178,222,763	1,541,262	951,821	21,932,285
John F. Coyne	177,769,481	1,988,659	957,706	21,932,285
Henry T. DeNero	178,279,026	1,475,759	961,061	21,932,285
William L. Kimsey	178,877,413	877,260	961,173	21,932,285
Michael D. Lambert	175,427,245	4,329,247	959,354	21,932,285
Len J. Lauer	173,311,694	6,444,531	959,621	21,932,285
Matthew E. Massengill	177,010,755	2,745,053	960,038	21,932,285
Roger H. Moore	174,707,132	5,050,168	958,546	21,932,285
Kensuke Oka	175,957,540	3,794,441	963,865	21,932,285
Thomas E. Pardun	160,217,394	19,540,022	958,430	21,932,285
Arif Shakeel	177,305,860	2,451,070	958,916	21,932,285
Masahiro Yamamura	175,965,807	3,791,864	958,175	21,932,285

Approval of amendment and restatement of 2004 Performance Incentive Plan. As described in more detail above, the stockholders approved an amendment and restatement of the Company’s Amended and Restated 2004 Performance Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
161,730,077	17,755,284	1,230,485	21,932,285

Approval of amendment and restatement of 2005 Employee Stock Purchase Plan. The stockholders approved an amendment and restatement of the Company’s 2005 Employee Stock Purchase Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
176,745,388	2,736,352	1,234,106	21,932,285

Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
164,685,059	10,199,948	5,830,839	21,932,285

Appointment of KPMG LLP as independent registered public accounting firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2013. The voting results were as follows:

For	Against	Abstain
199,780,919	1,868,455	998,757

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Western Digital Corporation Amended and Restated 2004 Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 12, 2012		Michael C. Ray
Senior Vice President, General Counsel and Secretary